NEWS RELEASE

CONTACT ERIC GRAAP

(540) 349-0212 or

egraap@fauquierbank.com

FAUQUIER BANKSHARES, INC. REPORTS THIRD QUARTER NET INCOME

•	Third quarter and nine-month net income versus 2006 same periods show 18% and 12% reductions, respectively.

•	Federal Funds Rate reduction, non-interest income growth, expense control, and minimal non-performing loans are strong positive trends.

•	Two new branches to be added in 2008 and 2009.

WARRENTON, VA, October 22, 2007 – Fauquier Bankshares, Inc. (NASDAQ Capital Market: FBSS), today reported net income of $1,210,000 or $0.34 per diluted share, for the quarter ended September 30, 2007. This compares with $1,483,000 or $0.41 per diluted share for the same quarter in 2006.

The third quarter of 2007 versus the same quarter in 2006 reflects a $289,000 decrease in net interest income and a $162,000 increase in other expenses, which was partially offset by a $119,000 increase in other income.

Randy K. Ferrell, President and CEO of Fauquier Bankshares, Inc. and its primary subsidiary, The Fauquier Bank, commented, “This quarter continues a trend of earnings challenges, which have come about largely as the result of the prolonged inverted yield curve. It remains difficult to offset the impact of the Federal Reserve policy of relatively high short-term interest rates when compared to longer-term market interest rates, but we are generally optimistic that the recent 0.50% reduction of Federal Funds rate will be beneficial to Fauquier Bankshares in future periods.”

Nine-Month Results

For the nine months ended September 30, 2007, net income was $3,662,000, or $1.03 per diluted share, compared with $4,169,000, or $1.16 per diluted share for the same nine months of 2006, a decrease of 12.2%. The decline in net income for the first nine months of 2007 versus the first nine months of 2006 was partially due to the inclusion of a $250,000 gain ($165,000 net of applicable taxes) in the first quarter of 2006 related to the cancellation of a property usage. There was no such corresponding gain in the nine months ended September 30, 2007.

In addition, there was a $654,000 decrease in net interest income in the first nine months of 2007 versus the first nine months of 2006. Excluding the gain from the cancellation of the property usage contract in the first quarter of 2006, net income would have decreased 8.5% in the first nine months of 2007 versus the first nine months of 2006, based on an adjusted net income of $4,004,000 for the first nine months of 2006, net of applicable taxes.

Non-Interest Expenses, Branching Plans

“We have been diligent in containing our non-interest operating expenses, which have increased only 1.6% for the first nine months of 2007 when compared to the same period in 2006, but that has not been enough to overcome the market forces we face,” Ferrell said. “We are on track to keep increases in expenses to less than one-half of our previous-five-year average.”

The company intends to add to its branch network in western Prince William County, Virginia, adding two already announced retail branch offices in Haymarket and Bristow. The focus in these new retail markets is growth in deposits and bringing wealth management services to new clients.

Other Performance Indicators

Fauquier Bankshares’ return on average assets was 0.99% and return on average equity was 11.68% for the third quarter of 2007, based on net income, compared with 1.18% and 15.64%, respectively, for the same period in 2006. For the nine-month period ended September 30, 2007, Fauquier Bankshares’ return on average assets was 1.00% and return on average equity was 12.11%, compared with 1.14% and 14.99%, respectively, for the same period in 2006.

Net interest income decreased $289,000 to $4,609,000 for the quarter ended September 30, 2007 from $4,898,000 for the quarter ended September 30, 2006. The decrease in net interest income resulted from the net interest margin decreasing to 4.02% for the September 2007 quarter compared with 4.17% for the September 2006 quarter. In addition, total average earning assets decreased from $464 million during the third quarter of 2006 to $454 million for the third quarter of 2007.

Net loans and total deposits were $406 million and $398 million, respectively, at September 30, 2007, a decrease of 2% and an increase of 1%, respectively, since September 30, 2006.

Ferrell said, “Our lower loan growth reflects our disciplined lending and prudent credit underwriting. We have not and will not originate sub-prime loans because we are convinced that they are not in the best interest of our customers.” Non-performing assets were significantly reduced to $1.4 million or 0.34% of total loans at September 30, 2007, compared with $1.7 million or 0.42% of total loans one year earlier.

Growth in Wealth Management Services

At September 30, 2007, Fauquier Bankshares’ Wealth Management Services division had approximately $297 million in assets under management, a growth of 6.0% from September 30, 2006. Ferrell said, “We have seen the number of our trust relationships grow over the past year, and we are very pleased with this increase. We are committed to be the leading provider of these services for our clients in the region, and we continue to enhance our services in comprehensive financial planning, estate and asset management, brokerage, and IRA and 529 savings.”

Fauquier Bankshares had total assets of $486.5 million and total shareholders’ equity of $40.7 million at September 30, 2007.

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About Fauquier Bankshares and The Fauquier Bank

The Fauquier Bank, the primary subsidiary of Fauquier Bankshares, is an independent, locally-owned, community bank. It offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices throughout Fauquier County and Manassas, Virginia. Additional information may be found by contacting us at www.fauquierbank.com or by calling: (800) 638-3798.

Forward-Looking Statements Caution

This news release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, our plans to expand our branch network and increase our market share, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this news release.

Explanation of Fauquier Bankshares’ Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, specifically net income and the change in net income excluding the gain on cancellation of a property usage contract, net of applicable taxes. In addition, in this news release certain net interest margin and efficiency ratios are presented on a tax-equivalent basis. Fauquier Bankshares believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons with the performance of others in the financial services industry. Specifically, Fauquier Bankshares believes the exclusion of the gain on cancellation of the property usage contract, net of taxes, from net income permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Fauquier Bankshares’ management internally assesses the company’s performance. Fauquier Bankshares also believes the presentation of net interest margin and efficiency ratios on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Although Fauquier Bankshares believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheets

	Unaudited	Audited
	September 30,	December 31,
	2007	2006
Assets
Cash and due from banks	$16,084,779	$21,019,764
Interest-bearing deposits in other banks	309,872	537,891
Federal funds sold	20,000	20,122,000
Securities available for sale	40,508,371	40,352,775
Loans, net of allowance for loan losses of $4,413,196
in 2007 and $4,470,533 in 2006	406,346,425	416,061,150
Bank premises and equipment, net	7,273,295	7,584,089
Accrued interest receivable	1,766,875	1,802,379
Other assets	14,183,834	14,282,097

Total assets	$486,493,451	$521,762,145

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing	$73,011,299	$85,495,160
Interest-bearing	325,294,882	330,576,258

Total deposits	398,306,181	416,071,418

Federal funds purchased	4,400,000	-
Federal Home Loan Bank advances	35,000,000	55,000,000
Company-obligated mandatorily redeemable
capital securities	4,124,000	8,248,000
Other liabilities	3,929,148	3,730,778
Commitments and Contingencies	-	-

Total liabilities	445,759,329	483,050,196

Shareholders’ Equity
Common stock, par value, $3.13; authorized 8,000,000
shares: issued and outstanding, 2007: 3,541,514 shares
(includes nonvested shares of 31,190);
2006: 3,478,960 shares (includes nonvested shares of 31,829)	10,987,314	10,789,521
Retained earnings	30,643,651	28,962,409
Accumulated other comprehensive income (loss), net	(896,843)	(1,039,981)

Total shareholders' equity	40,734,122	38,711,949

Total liabilities and shareholders' equity	$486,493,451	$521,762,145

Consolidated Statements of Income
(Unaudited)
For the Nine Months Ended September 30, 2007 and 2006

	2007	2006
Interest Income
Interest and fees on loans	$21,739,829	$20,700,435
Interest and dividends on securities available for sale:
Taxable interest income	1,108,418	1,208,210
Interest income exempt from federal income taxes	67,262	39,441
Dividends	190,450	201,036
Interest on federal funds sold	81,983	22,188
Interest on deposits in other banks	25,984	23,128

Total interest income	23,213,926	22,194,438

Interest Expense
Interest on deposits	7,503,724	5,559,707
Interest on federal funds purchased	184,154	389,348
Interest on Federal Home Loan Bank advances	1,339,757	1,431,951
Distribution on capital securities of subsidiary trusts	300,094	273,213

Total interest expense	9,327,729	7,654,219

Net interest income	13,886,197	14,540,219

Provision for loan losses	360,000	360,000

Net interest income after
provision for loan losses	13,526,197	14,180,219

Other Income
Wealth management income	1,051,999	1,000,969
Service charges on deposit accounts	2,139,644	2,063,531
Other service charges, commissions and income	1,282,355	1,103,153
Gain on cancellation of property rights	-	250,000
Loss on sale of securities	-	(82,564)

Total other income	4,473,998	4,335,089

Other Expenses
Salaries and benefits	6,956,868	6,769,925
Net occupancy expense of premises	798,644	744,310
Furniture and equipment	889,830	1,009,291
Advertising expense	421,793	410,659
Consulting expense	660,820	689,192
Data processing expense	956,511	837,974
Other operating expenses	2,053,162	2,080,316

Total other expenses	12,737,628	12,541,667

Income before income taxes	5,262,567	5,973,641

Income tax expense	1,600,519	1,804,886

Net Income	$3,662,048	$4,168,755

Earnings per Share, basic	$1.05	$1.20

Earnings per Share, assuming dilution	$1.03	$1.16

Dividends per Share	$0.590	$0.555

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
For the Three Months Ended September 30, 2007 and 2006

	2007	2006
Interest Income
Interest and fees on loans	$7,227,839	$7,371,651
Interest and dividends on securities available for sale:
Taxable interest income	372,966	394,888
Interest income exempt from federal income taxes	37,774	13,189
Dividends	47,046	79,041
Interest on federal funds sold	15,432	4,783
Interest on deposits in other banks	5,322	11,850

Total interest income	7,706,379	7,875,402

Interest Expense
Interest on deposits	2,542,449	2,142,033
Interest on federal funds purchased	45,709	184,898
Interest on Federal Home Loan Bank advances	436,153	549,514
Distribution on capital securities of subsidiary trusts	72,652	100,490

Total interest expense	3,096,963	2,976,935

Net interest income	4,609,416	4,898,467

Provision for loan losses	120,000	60,000

Net interest income after
provision for loan losses	4,489,416	4,838,467

Other Income
Wealth management income	358,441	337,088
Service charges on deposit accounts	762,328	704,079
Other service charges, commissions and income	417,358	377,748

Total other income	1,538,127	1,418,915

Other Expenses
Salaries and benefits	2,295,427	2,265,102
Net occupancy expense of premises	265,361	240,509
Furniture and equipment	306,121	329,785
Advertising expense	139,700	145,826
Consulting expense	226,930	161,932
Data Processing expense	343,970	284,461
Other operating expenses	705,891	693,554

Total other expenses	4,283,400	4,121,169

Income before income taxes	1,744,143	2,136,213

Income tax expense	534,006	652,882

Net Income	$1,210,137	$1,483,331

Earnings per Share, basic	$0.34	$0.43

Earnings per Share, assuming dilution	$0.34	$0.41

Dividends per Share	$0.20	$0.19

 Fauquier Bankshares, Inc. and Subsidiaries
Selected Financial Data

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2007	2006	2007	2006

DOLLAR PER SHARE DATA:
Net income per share, basic	$0.34	$0.43	$1.05	$1.20
Net income per share, diluted	$0.34	$0.41	$1.03	$1.16
Book value at period end	$11.50	$10.52	$11.50	$10.52

PERFORMANCE RATIOS:
Net interest margin (1)	4.02%	4.17%	4.03%	4.29%
Return on average assets	0.99%	1.18%	1.00%	1.14%
Return on average equity	11.68%	15.64%	12.11%	14.99%
Efficiency ratio (2)	68.93%	64.72%	68.71%	65.84%

	For the three months
	ended September 30,
	2007	2006

ASSET QUALITY RATIOS:
Allowance for loan losses to period
end loans, net	1.09%	1.10%

Non-performing assets to period end loans
and other repossessed assets	0.34%	0.42%

Net charge-offs to average loans	0.10%	0.02%

CAPITAL RATIOS:
Leverage	9.35%	9.35%
Risk Based Capital Ratios:
Tier 1 capital	11.59%	11.82%
Total capital	12.71%	12.96%

(1) Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Company’s net yield on its earning assets.
(2) Efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income.